UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2013

STEEL EXCEL INC.
(Exact name of registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Westchester Avenue, Suite N222, White Plains, New York		10604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 461-1300

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A amends the Current Report on Form 8-K of Steel Excel Inc. (the "Company") dated December 20, 2013, for purposes of providing the financial statements of Black Hawk Energy Services, Inc. ("Black Hawk") and the unaudited pro forma financial information relating to the Company’s acquisition of the business and substantially all of the assets of Black Hawk.

Item 9.01.   Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

(1) Audited financial statements of Black Hawk as of and for the years ended December 31, 2012 and 2011.

(2) Unaudited financial statements of Black Hawk as of and for the nine months ended September 30, 2013 and 2012.

(b) Pro forma financial information

(c) Not applicable

(d) Exhibits

Exhibit No.	Exhibits
23.1	Consent of Independent Registered Public Accounting Firm

(a) (1) Audited financial statements of Black Hawk
BLACK HAWK ENERGY SERVICES, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

BLACK HAWK ENERGY SERVICES, INC.
TABLE OF CONTENTS
DECEMBER 31, 2012 AND 2011

Page
Independent Auditors' Report	1 - 2

Financial Statements

Balance Sheets	3
Statements of Operations	4
Statements of Changes in Shareholders' Equity	5
Statements of Cash Flows	6 - 7
Notes to Financial Statements	8 - 18

INDEPENDENT AUDITORS’ REPORT

To the Shareholders
Black Hawk Energy Services, Inc.
Bloomfield, New Mexico

We have audited the accompanying financial statements of Black Hawk Energy Services, Inc. (the "Company"), which comprise the balance sheets as of December 31, 2012 and 2011, and the related statements of operations, changes in shareholders' equity and cash flows for the years then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Black Hawk Energy Services, Inc. as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Dixon Hughes Goodman LLP

Memphis, Tennessee
July 30, 2013

BLACK HAWK ENERGY SERVICES, INC. BALANCE SHEETS DECEMBER 31, 2012 AND 2011

ASSETS	2012	2011

CURRENT ASSETS
Cash and cash equivalents	$729,662	$370,839
Receivables	6,903,122	1,674,430
Related party receivables	809,445	—
Other current assets	259,509	16,225

TOTAL CURRENT ASSETS	8,701,738	2,061,494

PROPERTY AND EQUIPMENT, net	25,423,440	4,486,227

TOTAL ASSETS	$34,125,178	$6,547,721

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Book overdraft	$190,742	$—
Accounts payable	3,682,965	457,220
Accrued expenses	1,296,620	363,118
Current portion of capital lease obligation	132,634	—
Notes payable - shareholders	226,204	—
Current portion of long-term debt	3,443,853	388,255

TOTAL CURRENT LIABILITIES	8,973,018	1,208,593

CAPITAL LEASE OBLIGATION, less current portion	143,678	—
LONG-TERM DEBT, less current portion	4,774,192	921,309

TOTAL LIABILITIES	13,890,88	2,129,902

SHAREHOLDERS' EQUITY
Common stock, $1 par; 10,000 authorized, 10,000 and
9,782 issued and outstanding, respectively	10,000	9,782
Additional paid-in capital	18,070,348	3,321,748
Retained earnings	7,138,687	1,086,289
Notes receivable - shareholders	(4,984,745)	—

TOTAL SHAREHOLDERS' EQUITY	20,234,290	4,417,819

	$34,125,178	$6,547,721

See accompanying notes to financial statements.

BLACK HAWK ENERGY SERVICES, INC. STATEMENTS OF OPERATIONS YEARS ENDED DECEMBER 31, 2012 AND 2011

	2012	2011

REVENUE	$33,096,761	$9,780,178

OPERATING EXPENSES AND COSTS
Cost of sales	2,627,972	775,499
Salaries, wages and benefits	13,274,757	4,462,242
Depreciation	2,510,460	509,277
Fuel	1,600,660	589,989
Insurance	1,179,856	373,905
Repairs and maintenance	956,664	281,302
Supplies and small tools	832,512	638,061
Travel	630,263	90,248
Rent	416,569	100,847
Office and administration	134,258	35,326
Other expenses	427,114	138,635
	24,591,085	7,995,331

OPERATING INCOME	8,505,676	1,784,847

OTHER INCOME (EXPENSE)
Interest expense	(764,475)	(66,733)
Interest income	167,915	—
Other expense	(7,238)	—
Other income	750	—
	(603,048)	(66,733)

NET INCOME	$7,902,628	$1,718,114

See accompanying notes to financial statements.

BLACK HAWK ENERGY SERVICES, INC. STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY YEARS ENDED DECEMBER 31, 2012 AND 2011

		Additional		Notes
	Common	Paid-In	Retained	Receivable -
	Stock	Capital	Earnings	Shareholders	Total

BALANCE JANUARY 1, 2011	$8,590	$2,822,940	$(181,825)	$—	$2,649,705

Contributions from shareholders	1,192	498,808	—	—	500,000

Distributions to shareholders	—		(450,000)	—	(450,000)

Net income	—		1,718,114	—	1,718,114

BALANCE DECEMBER 31, 2011	9,782	3,321,748	1,086,289	—	4,417,819

Contributions from shareholders	218	14,748,600	—	(4,915,450)	9,833,368

Distributions to shareholders	—	—	(1,850,230)	56,085	(1,794,145)

Accrued interest on notes receivable - shareholders	—	—		(125,380)	(125,380)

Net income	—	—	7,902,628	—	7,902,628

BALANCE DECEMBER 31, 2012	$10,000	$18,070,348	$7,138,687	$(4,984,745)	$20,234,290

See accompanying notes to financial statements.

BLACK HAWK ENERGY SERVICES, INC. STATEMENTS OF CASH FLOWS YEARS ENDED DECEMBER 31, 2012 AND 2011

	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$7,902,628	$1,718,114
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	2,510,460	509,277
Loss on sale of property and equipment	7,238	-
Interest income on notes receivable - shareholders	(125,380)	-
Change in operating assets and liabilities:
Receivables	(5,228,692)	(733,333)
Other current assets	(243,284)	(4,225)
Accounts payable	3,225,745	9,153
Accrued expenses	933,502	96,281

NET CASH PROVIDED BY OPERATING ACTIVITIES	8,982,217	1,595,267

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(20,788,869)	(2,091,532)
Proceeds from sale of property and equipment	357,339	-
Issuance of related party receivables	(930,000)	-
Proceeds from repayments on related party receivables	500,000	-

NET CASH USED BY INVESTING ACTIVITIES	(20,861,530)	(2,091,532)

CASH FLOWS FROM FINANCING ACTIVITIES
Change in book overdraft	190,742	-
Payments on capital lease obligation	(122,438)	-
Proceeds from notes payable - shareholders	226,204	-
Proceeds from long-term debt	5,760,919	924,857
Payments on long-term debt	(732,039)	(181,160)
Contributions from shareholders	8,708,893	500,000
Distributions to shareholders	(1,794,145)	(450,000)

NET CASH PROVIDED BY FINANCING ACTIVITIES	12,238,136	793,697

NET CHANGE IN CASH AND CASH EQUIVALENTS	358,823	297,432

CASH AND CASH EQUIVALENTS, BEGINNING	370,839	73,407

CASH AND CASH EQUIVALENTS, ENDING	$729,662	$370,839

See accompanying notes to financial statements.

BLACK HAWK ENERGY SERVICES, INC. STATEMENTS OF CASH FLOWS YEARS ENDED DECEMBER 31, 2012 AND 2011

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
	2012	2011
Supplemental schedule of cash paid during the year for:
Interest	$717,435	$59,554

State income taxes	$41,941	$—

Supplemental schedule of non-cash investing and financing activities:
Property and equipment acquired by debt	$2,013,743	$315,867

Property and equipment contributed by shareholders	$745,030	$—

Property and equipment under capital lease obligation	$398,750	$—

Property and equipment casualty losses paid directly to lien holder by insurance	$134,142	$—

Issuance of notes receivable - shareholders treated as capital contributions	$4,915,450	$—

Distributions to shareholders treated as collections of notes receivable - shareholders	$56,085	$—

Related party receivables treated as capital contributions	$379,445	$—

See accompanying notes to financial statements.

NOTE A - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Business

Black Hawk Energy Services, Inc. (“Black Hawk”), was established on June 30, 2011, and began operations on January 1, 2012 upon assuming the assets and liabilities of Rig and Rod Equipment and Supply, Inc. (“Rig and Rod”), a related company under common control. Black Hawk primarily provides well services related to the oil and gas industries in the New Mexico, Texas, and North Dakota regions. Black Hawk also leases, rents, sells and buys services and equipment related to the oil and gas industry in those regions.

Rig and Rod Equipment and Supply, Inc. (“Rig and Rod”) was established on March 1, 2010, and engaged in substantially the same services as Black Hawk. On January 1, 2012, the shareholders elected to transfer the operating assets and business relationships of Rig and Rod to Black Hawk, at which time Rig and Rod ceased business operations. In accordance with ASC 805-50 (Business Combinations), Black Hawk had recognized the transfer of assets and liabilities at Rig and Rod’s carrying amounts.

The accompanying financial statements include the accounts and operating activity of both Black Hawk and Rig and Rod (collectively referred to as “the Company”), and are presented as if Black Hawk had been the operating entity since the initial formation in 2010.

Cash and Cash Equivalents

Cash and cash equivalents include highly liquid investments that have an original maturity of three months or less at the date of purchase.

Receivables

Receivables consist primarily of uncollateralized, non-interest bearing, customer obligations due under normal trade terms requiring payment within 30 to 60 days from the invoiced date. The carrying amount of receivables is reduced by an allowance that reflects management's best estimate of the amounts that will not be collected. Management reviews each receivable balance that exceeds 90 days from the invoice date, and, based on historical bad debt experience and management's evaluation of customer credit worthiness, estimates that portion, if any, of the balance that will not be collected. At December 31, 2012 and 2011, delinquent accounts were not significant. Interest is not charged on delinquent receivables.

Property and Equipment

Property and equipment are stated at cost. Expenditures for maintenance, repairs, and minor renewals are charged to expense as incurred. Major renewals and betterments are capitalized. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the assets or the length of the related lease, if shorter. The useful lives of property and equipment for the purposes of computing depreciation and amortization are as follows:

Buildings	25 years
Rigs and equipment	5 - 10 years
Trucks	5 years
Other equipment	5 - 15 years
Airplane	10 years

S Corporation - Income Tax Status

The Company has elected by consent of its shareholders to be treated as an S corporation, under Internal Revenue Code provisions. Under those provisions, this entity does not pay federal corporate income taxes on its taxable income. Instead, the shareholders are liable for individual income taxes on the entity's taxable income. The entity is, however, liable for state franchise tax under Texas provisions.

Uncertainty Regarding Income Tax Positions

The Company recognizes income tax benefits only to the extent that the Company believes it is more- likely-than-not that its income tax positions will be sustained upon examination. A tax position is a position taken in a previously filed income tax return or a position expected to be taken in a future income tax return, which includes the Company's status as an S Corporation under Internal Revenue Code provisions. The recognition and measurement of tax positions taken for various jurisdictions consider the amounts and probabilities of outcomes that could be realized upon settlement using the facts, circumstances, and information available at the reporting date. The Company has determined that it does not have any material unrecognized tax benefits or obligations resulting from uncertain tax positions as of December 31, 2012.

Presentation of Certain Taxes

The Company collects various taxes from customers and remits these amounts to applicable taxing authorities. The Company's policy is to exclude these taxes from revenues and costs of sales.

Revenue Recognition

Revenues from oil and gas well servicing contracts are recognized on a daily basis as the work is performed.

Advertising Costs

The Company expenses advertising costs in the periods in which they are incurred. Advertising costs incurred for the years ended December 31, 2012 and 2011, were approximately $40,000 and $4,000, respectively.

Use of Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Evaluation of Subsequent Events

The Company has evaluated the effect subsequent events would have on the financial statements through July 30, 2013, which is the date the financial statements were available to be issued.

NOTE B - RECEIVABLES

Receivables consisted of the following at December 31:

	2012	2011
Customers	$6,882,824	$1,674,422
Employees	20,298	8
	$6,903,122	$1,674,430

NOTE C - RELATED PARTY RECEIVABLES

Related party receivables consisted of the following at December 31, 2012:

Related party	$430,000
Chris Beal, shareholder	126,482
Greg Tucker, shareholder	126,482
Ken Stevens, shareholder	126,481

$809,445

At December 31, 2012, the Company had $430,000 due from a related party under common ownership. The balance is a short term advance and is due on demand.

At December 31, 2012, the Company had $379,445 due from shareholders that were related to several work trucks purchased by the shareholders and contributed to the Company as part of a capital contribution. Though the trucks were used in the Company’s operations, they were not titled in the Company’s name and were encumbered by debt that was payable by the contributing shareholders. In May 2013, the shareholders agreed to pay off the debt related to these vehicles, at which time the ownership of the trucks was legally transferred to the Company to satisfy these receivables.

Approximately $43,000 of interest income was earned during the year ended December 31, 2012, on these notes.

NOTE D - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31:

	2012	2011
Land	$482,510	$—
Buildings	2,664,694	3,900
Rigs and Equipment	20,271,913	4,601,770
Trucks	2,440,043	347,639
Other equipment	2,388,812	253,340
Airplane	382,525	—
	28,630,497	5,206,649
Accumulated depreciation and amortization	(3,207,057)	(720,422)

	$25,423,440	$4,486,227

Depreciation and amortization expense on property and equipment totaled $2,510,460 and $509,277 for the years ended December 31, 2012 and 2011, respectively.

NOTE E - CAPITAL LEASE OBLIGATIONS

The Company leases well servicing equipment under a capital lease agreement with Commercial Capital. The related asset is recorded in property and equipment at a cost of $398,750 with accumulated amortization of $38,675 at December 31, 2012. Amortization expense is included in depreciation expense on the accompanying statements of operations. The equipment and related liability were initially recorded at the present value of the lease payments.

The following is a schedule by years of the future minimum lease payments together with the present value of the net minimum lease payments as of December 31, 2012:

Year ending December 31:

2013	$150,000
2014	150,000
Total minimum lease payments	300,000
Amount representing interest	(23,688)

Present value of net minimum lease payments	276,312
Current portion	(132,634)

Total long-term portion	$143,678

NOTE F - NOTES PAYABLE - SHAREHOLDERS

Notes payable - shareholders consisted of the following at December 31, 2012:

Note payable to Jeff Thomas, shareholder, non-interest bearing, due on demand, unsecured.	$126,204

Note payable to Ken Stevens, shareholder, fixed interest at 15.00%, monthly interest-only payments, due on demand, unsecured.	50,000

Note payable to Chris Beal, shareholder, fixed interest at 15.00%, monthly interest-only payments, due on demand, unsecured.	50,000

$226,204

NOTE G - LONG-TERM DEBT

Long-term debt consisted of the following at December 31:

Notes payable to various individuals and entities, fixed interest at 15.00%, monthly interest-only payments, call options varying from February 2013 to July 2013, secured by all assets and accounts, see detail below.	1,215,000	—

Note payable to Community National Bank, fixed interest at 6.25%, payable in monthly installments of $10,000 including interest, due December 2013, secured by an Eagle 500 Series Pulling Unit.	110,466	228,778

Note payable to Community National Bank, fixed interest at 6.25%, payable in monthly installments of $7,645 including interest, due June 2014, secured by a 1982 Hopper Back In Wells Service Rig and 1979 Franks Well Service Rig, guaranteed by the shareholders.	122,435	210,688

Notes payable to Ally Bank, fixed interest at varying rates from 4.20% to 12.05%, payable in varying monthly installments from $578 to $1,298 including interest, due from May 2015 to May 2017, secured by company vehicles.	1,723,648	65,070

Note payable to Vectra Bank, fixed interest at 6.25%, payable in monthly installments of $129,929 including interest, due November 2015, secured by all inventory, chattel paper, accounts, general intangibles and all equipment owned at the loan date or later.	4,142,211	—

Note payable to Community National Bank, fixed interest at 7.00%, payable in monthly installments of $12,422 including interest, due May 2016, secured by an Eagle 500 Series Mobile Well Servicing Rig, guaranteed by the shareholders.	432,484	557,784

Note payable to Caterpillar Financial Services, fixed interest at 5.50%, payable in monthly installments of $4,781 including interest, due November 2016, secured by a Caterpillar Foam Unit including all attachments, accessories	202,134	247,244

Subtotal, carried forward	7,948,378	1,309,564

Subtotal, carried forward	$7,948,378	$1,309,564

Note payable to Four Corners Community Bank, fixed interest at 6.00%, payable in monthly installments of $4,324 including interest, due March 2019, secured by a Cessna 414A RAM.	269,667	—

Total	8,218,045	1,309,564

Current portion	(3,443,853)	(388,255)
	$4,774,192	$921,309

Notes payable to various individuals and entities are detailed below:

	Call Option	Principal
Payee	Date	Balance
KTW, LLC	February 2013	$200,000
D&R Properties	February 2013	105,000
Zia Trust, Inc.	March 2013	100,000
Randall E. and Barbara L. Johnson	March 2013	100,000
James and Sharon Eanes LLC	March 2013	100,000
Jaime and Sean Johnson	March 2013	40,000
Constance Givens	April 2013	70,000
Michelle Lockmiller	July 2013	500,000
		$1,215,000

Amounts due on long-term debt are payable as follows:

Year ending December 31:
2013	$3,443,853
2014	2,228,782
2015	2,086,340
2016	329,430
2017	71,561
Thereafter	58,079
$8,218,045

NOTE H - NOTES RECEIVABLE - SHAREHOLDERS

Notes receivable - shareholders consisted of the following at December 31, 2012:

Chris Beal, shareholder	$1,094,442
Greg Tucker, shareholder	1,094,442
Ken Stevens, shareholder	1,317,724
Stuart Buckingham, shareholder	1,478,137
$4,984,745

The notes receivable were established to contribute additional capital from the shareholders. The balances bear interest at varying rates which were 6.00% to 6.25% at December 31, 2012. The balance is due in monthly installments ranging from $32,428 to $32,500 from each shareholder beginning in March 2013. Contractual maturities of installment notes receivable were as follows:

Year ending December 31:

2013	$1,424,660
2014	1,559,136
2015	2,000,949
$4,984,745

Approximately $125,000 of interest income was earned during the year ended December 31, 2012, on these notes. Accrued interest on notes receivable of approximately $125,000 was included in notes receivable - shareholders at December 31, 2012.

NOTE I - LEASE COMMITMENTS

The Company leases a manufactured home in Sidney, MT from a non-related party under a non- cancelable operating lease. The lease requires monthly rental payments of $3,500 through June 2013.

The Company leases a mobile home in Williston, ND from a non-related party under a non-cancelable operating lease. The lease requires monthly rental payments of $3,500 through September 2013.

The Company leases a residential home in Williston, ND from a non-related party under a non- cancelable operating lease. The lease requires monthly rental payments of $3,500 through May 2015.

The Company leases various other properties from non-related parties on a month-to-month basis. Monthly rental payments range from $1,000 to $3,000.

The following is a schedule of the future minimum lease payments required under these non- cancelable operating leases as of December 31, 2012:

Year ending December 31,
2013	$91,000
2014	42,000
2015	17,500
$150,500

Rent expense related to these and other short-term rentals was approximately $417,000 and $101,000 for the years ended December 31, 2012 and 2011, respectively.

NOTE J - RELATED PARTY TRANSACTIONS

Payroll expenses were shared with J & J Inspections, a related party under common ownership, during the year ended December 31, 2011. The amount received from this related party for payroll expenses for the year ended December 31, 2011, was approximately $62,000.

Various expenses were shared with Scada Source, a related party under common ownership, during the years ended December 31, 2012 and 2011. The amounts paid to (received from) this related party are detailed below for the years ended December 31:

	2012	2011
Capital expenditures	$134,968	$4,036
Salaries, wages and benefits	218,928	119,576
Insurance	946	13,777
Repairs and maintenance	3,376	788
Supplies and small tools	64,840	46,483
Office and administration	2,172	4,733
Travel	3,442	181
Other	(1,109)	1,065
	$427,563	$190,639

The Company has engaged in transactions with affiliates under common ownership. The following is a summary of balances at December 31, 2012 and 2011, and transactions with these affiliates for the years then ended:

	2012	2011

Sales	$161,851	$1,500

Purchases of property and equipment	$2,016,098	$65,847

Due from affiliates (included in accounts receivable)	$58,060	$7,570

Due to affiliates (included in accounts payable)	$199,044	$24,289

See additional related party disclosures in Notes B, C, F and G.

NOTE K - COMMITMENTS AND CONTINGENCIES

The Company is involved in certain legal matters that it considers incidental to its business, which include workplace injuries. In management's opinion, none of these legal matters will have a material effect on the Company's financial position or the results of operations.

NOTE L - CONCENTRATIONS OF CREDIT RISK

The Company’s sales and receivables are highly concentrated to a few major customers. For the year ended December 31, 2012, the Company had sales to three customers totaling $16,270,007. Sales to these customers accounted for approximately 49% of the Company’s total sales for 2012. Receivables from these same customers at December 31, 2012, totaled $2,614,439, which accounted for approximately 38% of the total receivables.

For the year ended December 31, 2011, the Company had sales to five customers totaling $8,453,699. Sales to these customers accounted for approximately 86% of the Company’s total sales for 2011. Receivables from these same customers at December 31, 2011, totaled $1,262,740, which accounted for approximately 76% of total receivables.

There were no other customers that individually accounted for more than 10% of gross sales during the years ended December 31, 2012 and 2011.

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of receivables and cash deposits in excess of federally insured limits. The Company's bank balances usually exceed federally insured limits.

NOTE M - SUBSEQUENT EVENTS

In March 2013, Rig #27, operating in Texas, was damaged in a wind storm. The Company’s insurance provider deemed the damage a total loss and the Company expects to fully recover the cost of the asset. The asset's net book value at December 31, 2012, was approximately $187,000.

In June 2013, the shareholders received a letter of intent to sell the Company to an unrelated third party. As of the date of the audit report, the Company was engaged in the negotiation and due diligence process with the buyer and the outcome of the sale and its potential impact on the financial statements taken as a whole was not determined.

(a) (2) Unaudited interim financial statements of Black Hawk

BLACK HAWK ENERGY SERVICES, INC.
BALANCE SHEETS
(In thousands, except share amounts)
(unaudited)

	September 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$1,220	$730
Receivables	11,546	6,903
Related party receivables		809
Other current assets	498	260
Total current assets	13,264	8,702

Property and equipment, net	28,666	25,423
Total assets	$41,930	$34,125

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$2,022	$3,873
Accrued expenses	1,536	1,297
Current portion of capital lease obligation		133
Notes payable - shareholders		226
Current portion of long-term debt	4,061	3,444
Total current liabilities	7,619	8,973

Capital lease obligation		144
Long-term debt	5,499	4,774
Total liabilities	13,118	13,891

Shareholders' Equity:
Common stock, $1 par; 10,000 authorized, issued, and outstanding	10	10
Additional paid-in capital	18,070	18,070
Retained earnings	14,517	7,139
Notes receivable - shareholders	(3,785)	(4,985)
Total shareholders' equity	28,812	20,234
Total liabilities and shareholders' equity	$41,930	$34,125

See accompanying notes to financial statements.

BLACK HAWK ENERGY SERVICES, INC.
STATEMENTS OF OPERATIONS
(In thousands)
(unaudited)

	Nine Months Ended September 30,
	2013	2012

Revenue	$44,791	$20,333

Cost of sales	7,621	2,020
Other operating expenses	27,265	12,369
Total operating expenses	34,866	14,389

Operating income	9,905	5,944

Interest expense - net	(154)	(386)
Other income (expense) - net	154	-

Net Income	$9,905	$5,558

See accompanying notes to financial statements.

BLACK HAWK ENERGY SERVICES, INC.
STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Nine Months Ended September 30
	2013	2012

Cash flows from operating activities:
Net income	$9,905	$5,558
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,309	1,572
Gain on sale of property and equipment	(153)	-
Changes in operating assets and liabilities:
Receivables	(4,643)	(4,575)
Other current assets	(238)	(54)
Accounts payable	(1,851)	1,118
Accrued expenses	239	517
Net cash provided by operating activities	6,568	4,136

Cash flows from investing activities:
Purchase of property and equipment	(3,340)	(17,075)
Proceeds from sale of property and equipment	320	-
Proceeds from repayments of related party receivables	430	-
Net cash used in investing activities	(2,590)	(17,075)

Cash flows from financing activities:
Proceeds from long-term debt	-	5,465
Payments of long-term debt	(1,658)	(403)
Payments on capital lease obligations	(277)	-
Advances (repayments) of notes payable - shareholders	(226)	100
Proceeds from repayments of notes receivable - shareholders	1,200	-
Contributions from shareholders	-	8,709
Distributions to shareholders	(2,527)	(893)
Net cash provided by (used in) financing activities	(3,488)	12,978

Net increase in cash and cash equivalents	490	39
Cash and cash equivalents, beginning of period	730	371
Cash and cash equivalents, end of period	$1,220	$410

See accompanying notes to financial statements.

BLACK HAWK ENERGY SERVICES, INC.
Notes to Financial Statements
(In thousands)
(unaudited)

(1) Basis of Presentation

Black Hawk Energy Services, Inc. (“Black Hawk”) primarily provides well services related to the oil and gas industries in the New Mexico, Texas, and North Dakota regions. Black Hawk also leases, rents, sells and buys services and equipment related to the oil and gas industry in those regions.

The accompanying unaudited financial statements of Black Hawk do not include all information and footnotes necessary for a fair presentation of financial position, results of operations, and cash flows in conformity with generally accepted accounting principles, and therefore should be read in conjunction with the notes to the consolidated financial statements contained in the Black Hawk’s audited financial statements for the year ended December 31, 2012. Management believes that all adjustments, consisting primarily of normal recurring accruals, necessary for a fair presentation have been included in the accompanying financial statements. The operating results of any period are not necessarily indicative of the results for the entire year or any future period.

(2) Property and Equipment

Property and equipment at September 30, 2013, and December 31, 2012, consisted of the following:

	September 30, 2013	December 31, 2012
Land	$483	$483
Buildings	2,704	2,664
Rigs and equipment	24,847	20,272
Trucks	3,419	2,440
Other equipment	3,214	2,388
Airplane	383	383
	35,050	28,630
Accumulated depreciation and amortization	(6,384)	(3,207)
Property and equipment - net	$28,666	$25,423

Depreciation and amortization expense on property and equipment totaled $3,309 and $1,572 for the nine months ended September 30, 2013 and 2012, respectively.

(3) Long-term Debt

In September 2013, Black Hawk borrowed $3,000 under a promissory note with Vectra Bank. The note, which matures in September 2016 and has monthly payments of $90, bears interest at a fixed rate of 5.25%.

(4) Related Party Transactions

Black Hawk rents certain equipment from affiliates that are under common ownership. Such rentals totaled $100 and $51 for the nine months ended September 30, 2013 and 2012, respectively.

(5) Supplemental Cash Flow Information

Cash paid for interest and income taxes and non-cash investing and financing activities for the nine months ended September 30, 2013 and 2012, were as follows:

	Nine months ended September 30,
	2013	2012
Interest paid	$154	$538
Taxes paid	$71	$42
Property and equipment acquired by debt	$3,000	$2,438
Repayment of related party receivables with contribution of property and equipment	$379
Property and equipment contributed by shareholders		$745
Distribution to shareholders treated as collections of notes receivable - shareholders		$56
Related party receivables treated as capital contributions		$379
Issuance of notes receivable - shareholders treated as capital contributions		$4,915

(6) Subsequent Events

Effective December 16, 2013, Black Hawk sold substantially all of its assets to an indirect wholly owned subsidiary of Steel Excel Inc. Such assets were sold pursuant to an Asset Purchase Agreement, dated October 29, 2013, as amended effective December 16, 2013. The sale price paid at closing was approximately $60,763, of which $763 is subject to a post-closing working capital adjustment and $5,000 of which was placed in escrow for up to one year.

(b) Pro forma financial information

On August 23, 2013, the Company acquired 1,316,866 shares of the common stock of iGo, Inc. (“iGo”), in a cash tender offer for total consideration of $5.2 million. The shares of common stock of iGo acquired by the Company represented approximately 44.0% of the outstanding shares of iGo on a fully-diluted basis and approximately 44.7% of the issued and outstanding shares of iGo. Pursuant to the Stock Purchase and Sale Agreement between the Company and iGo entered into on July 11, 2013, two members of iGo’s four-member board of directors were replaced by two designees of the Company. The Company accounts for its investment in iGo under the equity method as the Company’s 44.7% voting interest and board representation provide it with significant influence, but do not provide the Company with control over iGo’s operations. The Company's investment in iGo was previously reported on a Current Report on Form 8-K and a Current Report on Form 8-K/A dated August 29, 2013, and October 21, 2013, respectively.

The investment in iGo is included in the Company's historical balance sheet as of September 30, 2013. The pro forma consolidated balance sheet as of September 30, 2013, is presented as if the acquisition of the business and substantially all of the assets of Black Hawk, which was consummated on December 16, 2013, had occurred on September 30, 2013.

The pro forma consolidated statements of operations for the nine months ended September 30, 2013, and for the year ended December 31, 2012, are presented as if both the investment in iGo and the acquisition of the business and substantially all of the assets of Black Hawk had occurred on January 1, 2012, and have been derived from the historical financial statements of iGo and Black Hawk.

The Black Hawk transaction has been accounted for as a business combination. Accordingly, the net assets acquired have been recorded at their estimated fair values. Such amounts are provisional pending further analysis and completion of valuations to determine current fair values, including the values of any identifiable intangible assets. The excess of total consideration over the provisional fair value of net assets acquired has been reflected as goodwill in the accompanying pro forma financial information.

The pro forma consolidated financial information does not purport to present the financial position or results of operations of the Company had the transactions and events assumed therein occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future.

The pro forma financial information is based on certain assumptions and adjustments described in the Notes to Pro Forma Financial Information and should be read in conjunction therewith and with the Company's annual reports on Form 10-K and quarterly reports on Form 10-Q and the financial statements and related notes thereto of Black Hawk included elsewhere herein.

Pro Forma Consolidated Balance Sheet
September 30, 2013
(In thousands)
(Unaudited)

	Historical Steel Excel	Historical Black Hawk	Pro Forma Adjustments		Pro forma consolidated

Assets
Current assets:
Cash and cash equivalents	$121,914	$1,220	$(37,238)	(A)	$85,896
Marketable securities	169,495				169,495
Accounts receivable	15,540	11,546			27,086
Deferred income taxes	188				188
Prepaid expenses and other current assets	6,317	498			6,815

Total current assets	313,454	13,264	(37,238)		289,480

Property and equipment, net	75,868	28,666			104,534
Goodwill	59,164		23,611	(B)	82,775
Intangible assets, net	33,271		—	(C)	33,271
Other investments	25,849				25,849
Investments in equity method investees	8,984				8,984
Deferred income taxes	1,696				1,696
Other long-term assets	1,785		255	(D)	2,040

Total assets	$520,071	$41,930	$(13,372)		$548,629

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,177	$2,022			$5,199
Accrued expenses and other liabilities	7,822	1,536			9,358
Current portion of long-term debt	10,000	4,061	(845)	(E)	13,216
Current portion of capital leases	413				413
Convertible notes	346				346

Total current liabilities	21,758	7,619	(845)		28,532
Capital lease obligations	670				670
Long-term debt	57,500	5,499	16,285	(E)	79,284
Deferred income taxes	448				448
Other long-term liabilities	10,281				10,281
Total liabilities	90,657	13,118	15,440		119,215

Stockholders' equity:
Common stock	14	10	(10)	(F)	14
Additional paid-in-capital	274,765	14,285	(14,285)	(F)	274,765
Accumulated other comprehensive income	5,320	—			5,320
Retained earnings	206,623	14,517	(14,517)	(F)	206,623
Treasury stock	(59,433)				(59,433)

Total Steel Excel Inc. stockholders' equity	427,289	28,812	(28,812)		427,289
Non-controlling interest	2,125				2,125
Total stockholders' equity	429,414	28,812	(28,812)		429,414

Total liabilities and stockholders' equity	$520,071	$41,930	$(13,372)		$548,629

See Notes to Pro Forma Financial Information

Pro Forma Consolidated Statement of Operations
For the Nine Months Ended September 30, 2013
(In thousands, except per-share amounts)
(Unaudited)

	Historical Steel Excel	(G)	Historical Black Hawk	Pro Forma Adjustments		Pro forma consolidated

Net revenues	$87,571		$44,791			$132,362
Cost of sales	62,209		34,176			96,385

Gross profit	25,362		10,615			35,977

Operating expenses:
Selling, general, and administrative expenses	18,568		710			19,278
Amortization expense	6,616			—	(H)	6,616

Total operating expenses	25,184		710			25,894

Operating income	178		9,905			10,083
Interest income, net	2,341		(154)	(498)	(I)	1,689
Other expense, net	1,190		154			1,344

Income from continuing operations before taxes	3,709		9,905			13,116
Benefit from income taxes	2,310			(402)	(J)	1,908

Net income from continuing operations	6,019		9,905	(900)		15,024
Loss from discontinued operations	—					—

Net income	6,019		9,905	(900)		15,024

Net loss attributable to non-controlling interests:
Continuing operations	832		—			832
Discontinued operations	—		—			—

Net income attributable to Steel Excel	$6,851		$9,905	$(900)		$15,856

Income per share from continuing operations attributable to Steel Excel:
Basic	$0.54					$ 1.25
Diluted	$0.54					$ 1.24

Shares used in computing income per share:
Basic	12,736					12,736
Diluted	12,754					12,754

See Notes to Pro Forma Financial Information

Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2012
(In thousands, except per-share amounts)
(Unaudited)

	Historical Steel Excel	Pro Forma Adjustments (iGo)		Pro Forma Consolidated (iGo)	Historical Black Hawk	Pro Forma Adjustments (Black Hawk)		Pro Forma Consolidated (iGo and Black Hawk)

Net revenues	$100,104			$100,104	$33,097			$133,201
Cost of sales	66,064			66,064	24,030			90,094

Gross profit	34,040			34,040	9,067			43,107

Operating expenses:
Selling, general, and administrative expenses	20,397			20,397	561			20,958
Amortization expense	7,634			7,634		—	(H)	7,634
Impairment of goodwill	192			192				192

Total operating expenses	28,223			28,223	561			28,784

Operating income	5,817			5,817	8,506			14,323
Interest income, net	1,234			1,234	(597)	(272)	(I)	365
Other expense, net	(584)	$(5,202)	(K)	(5,786)	(6)			(5,792)

Income from continuing operations before taxes	6,467	(5,202)		1,265	7,903	(272)		8,896
Benefit from income taxes	15,712			15,712		(326)	(J)	15,386

Net income from continuing operations	22,179	(5,202)		16,977	7,903	(598)		24,282
Loss from discontinued operations	(1,935)			(1,935)				(1,935)

Net income	20,244	(5,202)		15,042	7,903	(598)		22,347

Net loss attributable to non-controlling interests:
Continuing operations	22			22	—			22
Discontinued operations	427			427	—			427

Net income attributable to Steel Excel	$20,693	$(5,202)		$15,491	$7,903	$(598)		$22,796

Income per share from continuing operations attributable to Steel Excel:
Basic	$1.83			$1.40				$2.01
Diluted	$1.83			$1.40				$2.00

Shares used in computing income per share:
Basic	12,110			12,110				12,110
Diluted	12,133			12,133				12,133

See Notes to Pro Forma Financial Information

Steel Excel Inc.
Notes to Pro Forma Financial Information

(A) The pro forma adjustment represents the portion of consideration paid from Company’s cash balances ($35,763), the cash paid for deferred financing costs on the new borrowings ($255), and the elimination of the closing cash balance of Black Hawk ($1,220), which was an excluded asset.
(B) The pro forma adjustment represents the excess of total consideration over fair value of the net assets acquired. The fair values of the net assets of Black Hawk are provisional pending completion of a valuation. The amount of the pro forma adjustment was determined as follows:

Total consideration paid		$60,763
Historical net assets of Black Hawk	28,812
Net liabilities excluded from transaction	8,340
Fair value of net assets acquired		37,152
Excess of total consideration over fair value		$23,611
(C) No amount is included for intangible assets since the fair values of the net assets acquired are provisional pending the completion of a valuation.
(D) Pro forma adjustment represents deferred financing costs associated with additional borrowings
(E) The pro forma adjustment represents the additional borrowings under the Company's existing credit facility to finance the transaction less the elimination of the historical long-term debt balances of Black Hawk, which were an excluded liability. The amount of the pro forma adjustment was determined as follows:

Additional borrowings under the Company's credit facility	$25,000
Long-term debt excluded from transaction	(9,560)
Total additional long-term debt	15,440
Pro forma adjustment to current portion	(845)
Non-current portion of additional long-term debt	$16,285
(F) The pro forma adjustments represent the elimination of Black Hawk's stockholders' equity
(G) No pro forma adjustment is made to the Steel Excel historical statement of operations for the nine-month period ended September 30, 2013, for the investment in iGo since the Company's pro forma investment in iGo as of December 31, 2012, is zero (see Note K), and the Company has not guaranteed the iGo losses and has no additional funding obligations.
(H) No amount is included for amortization of intangible assets since the fair values of net assets acquired are provisional pending the completion of a valuation.
(I) Pro forma adjustment to reflect interest expense on additional borrowings, including amortization of deferred financing costs, and elimination of Black Hawk interest expense.
(J) Pro forma adjustment to reflect state income tax provision. No Federal provision is included as any current or deferred Federal provision would be offset by the reversal of the valuation allowance for deferred tax assets.

(K) The pro forma adjustment represents the Company's equity in the iGo net loss for the year ended December 31, 2012. Since the Company's proportionate share (44.7%) of the iGo loss for the period ($12.0 million) exceeds the Company's investment in iGo, the pro forma loss is limited to the Company's investment in iGo since the Company has not guaranteed the iGo losses and has no additional funding obligations.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEEL EXCEL INC.

Dated: February 28, 2014	By:	/s/ James F. McCabe, Jr.
	Name:	James F. McCabe, Jr.
	Title:	Chief Financial Officer